Exhibit 5.1

Womble Bond Dickinson (US) LLP

2001 K Street, NW
Suite 400 South
Washington, DC 20006

t: 202.467.6900
f: 202.467.6910

May 23, 2024

Volato Group, Inc.
1954 Airport Road, Suite 124
Chamblee, Georgia 30041

RE:	Registration Statement on Form S-1 (SEC File No. 333-278913)

Ladies and Gentlemen:

We have acted as securities counsel to Volato Group, Inc., a Delaware corporation (the “Company”) in connection with the preparation of the Company’s above-referenced Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), initially filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on April 24, 2024. The Registration Statement relates to the proposed offer and sale by the Company of (i) up to 6,849,315 shares (the “Common Shares”) of the Company’s Class A common stock, $0.0001 par value (the “Common Stock”); (ii) up to 6,849,315 pre-funded warrants (the “Pre-funded Warrants”) to purchase shares of Common Stock; and (iii) up to 6,849,315 common warrants (the “Common Warrants”) to purchase shares of Common Stock. The Pre-Funded Warrants and the Common Warrants are collectively referred to as “Warrants.” The shares of Common Stock issuable upon the exercise of the Warrants are referred to as the “Warrant Shares,” and together with the Common Shares as the “Shares.” This opinion is provided pursuant to the requirements of Item 16(a) of Form S-1 and Item 601(b)(5) of Regulation S-K.

We have examined the Registration Statement and the preliminary prospectus that forms a part thereof related to the offering of the Shares and Warrants.  We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s certificate of incorporation and bylaws, each as amended to date, and minutes and records of the corporate proceedings of the Company relating to the filing of the Registration Statement and the issuance of the Shares and Warrants, as provided to us by the Company, certificates of public officials and of representatives of the Company, and statutes and other instruments and documents, as a basis for the opinions hereinafter expressed.  In rendering this opinion, we have relied upon certificates of public officials and representatives of the Company with respect to the accuracy of the factual matters contained in such certificates.

In connection with such examination, we have assumed (a) the genuineness of all signatures and the legal capacity of all signatories; (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (c) the proper issuance and accuracy of certificates of public officials and representatives of the Company.

Based on and subject to the foregoing, and having regard for such legal considerations as we deem relevant, it is our opinion that:

1.
The Common Shares have been duly authorized by all necessary corporate action on the part of the Company, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the Common Shares will be validly issued, fully paid and non-assessable.

2.
When the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor in the manner contemplated by the Registration Statement, the Warrants will constitute valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

3.
The Warrant Shares when issued and delivered against payment therefor upon the exercise of the Warrants in accordance with the terms therein, will be duly authorized, validly issued, fully paid and non-assessable.

Volato Group, Inc.
May 23, 2024

This opinion is limited to the General Corporation Law of the State of Delaware (the “DGCL”) and applicable provisions of the Delaware Constitution, in each case as currently in effect, and reported judicial decisions as of the date of this opinion that interpret the DGCL and such provisions of the Delaware Constitution, as currently in effect, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose except that purchasers of the Company’s Shares and Warrants offered pursuant to the Registration Statement may rely on this opinion to the same extent as if it were addressed to them.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to any reference to the name of our firm in the Registration Statement.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

Womble Bond Dickinson (US) LLP